Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is entered into this 1st day of November 2023 (“Effective Date”) by and between KeyStar Corp., a Nevada corporation (the “Company”), and Mark Thomas, a resident of Florida (“Consultant”). Company and Consultant may be referred to in this Agreement individually as a “Party” and together as the “Parties.” This Agreement will supersede, and replace in the entirety, any prior agreement between the Parties regarding the Services (defined below).

1. Services. Consultant will provide the professional services (“Services”) as the Company may reasonably request, including but not limited to transferring knowledge regarding the operation of the business of Company’s business as operated prior to the Consultant’s resignation from Company and involvement in the functions and roles Consultant provided to Company. Consultant may also be asked to help facilitate undertaking activities with new employees consistent with Consultant’s prior experience to further help in the transition of knowledge regarding the prior operation of the business of Company. Consultant may provide the Services by phone or video conference. Consultant may not assign, transfer, delegate or subcontract its rights or obligations under this Agreement without the prior written consent of Company.

2. Term and Termination. This Agreement will commence on the Effective Date and will continue for a period of twelve (12) months following the Effective Date. Either Party may terminate this Agreement for convenience at any time, without cause or further obligation, with at least fifteen (15) calendar days’ written notice. The following Sections will survive any termination or expiration of this Agreement: Sections 4 (Indemnification), 5.1 (Ownership), 5.2 (Work Product), 6 (Confidentiality), 7 (Warranties) and 8 (General Provisions).

3. Fees and Expenses.

a. Consultant will receive bi-monthly compensation at a rate of $200 per hour payable on the 15th and last calendar day of each month in accordance with Company’s standard 1099 payroll policy (the “Compensation”).

b. The Company shall reimburse the Consultant for all reasonable travel, entertainment, and other expenses incurred by the Consultant in connection with the Consultant’s duties hereunder in accordance with the policies and procedures of the Company as in force from time to time. All such payments and reimbursements shall be made promptly upon submission by the Consultant of vouchers, bills, or receipts for such expenses and disbursements. Company will be responsible for those sales, use and similar taxes associated with its receipt of the Services, excluding taxes based on Consultant’s income or personnel. The Parties will reasonably cooperate to accurately determine each Party’s tax liability and to minimize such liability to the extent legally permissible.

c. Consultant will report to Company twice per calendar month an accurate record of time worked pursuant to Company’s standard 1099 timesheet policy. Consultant’s timesheets will include at least the (i) hours worked, and (ii) a brief description of work performed. Billable hours will be billed in increments of one-half hours.

4. Indemnification. Nothing in this Agreement will be interpreted to limit Consultant’s rights under Article VI (Indemnification of Directors and Officers) of the AMENDED AND RESTATED BYLAWS OF KEYSTAR CORP. a Nevada corporation, as Amended and Restated, effective as of September 28, 2022 (the “Bylaws”). Further, Company agrees that any subsequent amendment to the Bylaws limiting Director and Officer rights under the foregoing Bylaws will not apply to Consultant.

5. Intellectual Property.

5.1 Ownership. Consultant hereby irrevocably assigns, transfers and conveys to Company, exclusively and perpetually, all rights, titles and interests throughout the world it may have or acquire in the Work Product (as defined below), including all intellectual property or other proprietary rights (including copyrights, patents rights, trade secret rights, rights of reproduction, trademark rights, rights of publicity, Moral Rights (as defined below) and the right to secure registrations, renewals, reissues and extensions thereof) (collectively “Intellectual Property Rights”) therein or otherwise arising from the performance of this Agreement. No rights of any kind in and to the Work Product, including all Intellectual Property Rights, are reserved to or by the Consultant or will revert to Consultant. Consultant agrees to execute such further documents and to do such further acts, at no additional charge to Company, as may be necessary to perfect, register or enforce Company’s ownership of such rights, in whole or in part; provided however, that to the extent Consultant is required to take any actions on behalf of Company to perfect, register or enforce Company’s ownership of such rights after the consulting relationship between the two has ended, Consultant will be entitled to a reasonable fee (including repayment of any expenses) as may be agreed between the parties.

5.2 Definitions. As used in this Agreement, (i) “Moral Rights” means any right to claim authorship of the Work Product, any right to object to any distortion or other modification of the Work Product, and any similar right, existing under the law of any country, or under any treaty; and (ii) “Work Product” means all concepts, inventions (whether or not protected under patent laws), works of authorship, information, new or useful art, combinations, discoveries, formulae, algorithms, specifications, manufacturing techniques, technical developments, systems, computer architecture, artwork, software, programming, applets, scripts, designs, processes and methods of doing business, and any other media, materials and other tangible objects produced by Consultant for the Company in rendering the Services.

6. Confidentiality.

6.1 Confidential Information. During the course of this Agreement, each Party may disclose to the other certain non-public information or materials relating to a Party or its products, customers, business partners, information identifiable to any individual, intellectual property, business, marketing programs and efforts, and other confidential information and trade secrets (“Confidential Information”). Notwithstanding the foregoing, Confidential Information does not include information that: (i) is or becomes publicly available through no breach by the receiving Party of this Agreement; (ii) was previously known to the receiving Party outside of the Confidential Information of the other Party, prior to the date of disclosure, as evidenced by contemporaneous written records; (iii) was acquired from a third party without any breach of any obligation of confidentiality; (iv) was independently developed by a Party hereto without reference to Confidential Information of the other Party; or (v) is required to be disclosed pursuant to a subpoena or other similar order of any court or government agency; provided, however, that Party receiving such subpoena or order will promptly inform the other Party in writing and provide a copy thereof, and will only disclose that Confidential Information necessary to comply with such subpoena or order.

2

6.2 Protection of Confidential Information. Except as expressly provided herein, the receiving Party will not use or disclose any Confidential Information of the disclosing Party without the disclosing Party’s prior written consent, except disclosure to and subsequent uses by the receiving Party’s employees or consultants on a need-to-know basis. Subject to the foregoing nondisclosure and non-use obligations, the receiving Party agrees to use at least the same care and precaution in protecting such Confidential Information as the receiving Party uses to protect the receiving Party’s own Confidential Information and trade secrets, and in no event less than reasonable care. Each Party acknowledges that due to the unique nature of the other Party’s Confidential Information, the disclosing Party will not have an adequate remedy in money or damages in the event of any unauthorized use or disclosure of its Confidential Information. In addition to any other remedies that may be available in law, in equity or otherwise, the disclosing Party will be entitled to seek injunctive relief to prevent such unauthorized use or disclosure. Neither Party may remove or alter any proprietary markings (e.g., copyright and trademark notices) on the other Party’s Confidential Information.

7. Warranties. Consultant represents and warrants that: (i) he has full power, capacity and authority to enter into and perform this Agreement and to make the grant of rights contained herein, and Consultant’s performance of this Agreement does not violate or conflict with any agreement to which Consultant is a party; (ii) the Services will be performed in a professional, workmanlike manner consistent with the level of care, skill, practice and judgment exercised by other professionals in performing Services of a similar nature under similar circumstances by personnel with requisite skills, qualifications and licenses needed to carry out such work; and (iii) there is no pending or threatened litigation that would have a material adverse impact on his performance under the Agreement. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, QUIET ENJOYMENT, QUALITY OF INFORMATION, OR TITLE/NON-INFRINGEMENT AND ALL SUCH WARRANTIES ARE HEREBY SPECIFICALLY DISCLAIMED.

8. General Provisions. It is the express intent of the Parties that Consultant is an independent contractor and not an employee, agent, joint venturer or partner of Company. Consultant will not be entitled to participate in any plans, arrangements, or distributions by Company pertaining to any bonus, profit sharing, insurance or similar benefits for Company employees. This Agreement contains all of the covenants and agreements between the Parties with respect to the rendering of the Services and any other matter hereunder, and supersedes any and all prior negotiations, representations and agreements, whether written or oral, between the Parties with respect to the rendering of such Services and any other matter hereunder. No other agreement, statement or promise contained in this Agreement, and no changes or modifications to the Agreement, will be effective unless it is in writing and signed by both Parties. All waivers hereunder must be in writing, and failure at any time to require the other Party’s performance of any obligation under this Agreement will not affect the right subsequently to require performance of that obligation. The interpretation and enforcement of this Agreement will be governed by the law of the State of Nevada without regard to that state’s conflict of law principles.

9. Construction of Agreement. The headings of paragraphs and sub-paragraphs contained in this Agreement are merely for convenience of reference and will not affect the interpretation of any of the provisions of this Agreement. Whenever the context so requires, the singular will include the plural and vice versa. All words and phrases will be construed as masculine, feminine or neuter gender, according to the context. Whenever the term “include,” “including,” or “included” is used in this Agreement, it will mean “including without limiting the generality of the foregoing”. The recitals contained in this Agreement are, and will be construed to be, an integral part of this Agreement. This Agreement is deemed to have been drafted jointly by the parties to this Agreement, and any uncertainty or ambiguity will not be construed for or against any party as an attribution of drafting to any party. A “business day” under this Agreement will mean any day other than a Saturday, Sunday or a holiday under U.S. or Nevada law. Any period of time for an act or notice under this Agreement which ends on a day which is not a business day may be timely performed on the next following business day.

10. Counterpart Execution. The Parties may sign this Agreement in several counterparts, each of which will be deemed an original, but all of which together will constitute one instrument. This Agreement may be executed (i) as an original written signature in ink, (ii) by facsimile signature (e.g., a signature reproduction by physical or electronic impression or stamp) or (iii) by any electronic signature complying with (A) the United States Electronic Signatures in Global and National Commerce Act (ESIGN Act) (e.g., DocuSign®), (B) the laws of the State and/or (C) with respect to a particular person signing this Agreement, the laws of the state in which such person executed this Agreement.

[Signature page follows]

3

The Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

CONSULTANT:	KEYSTAR CORP.

/s/ Mark Thomas	By:	/s/ Bruce A. Cassidy
MARK THOMAS		Bruce A. Cassidy, its Chairman

[Signature Page to Consulting Agreement]